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[LOGO] Macrovision                                       MACROVISION CORPORATION
                                                           2830 DE LA CRUZ BLVD.
                                                           SANTA CLARA, CA 95050

                                                             (408) 743-8600 MAIN
                                                              (408) 743-8610 FAX


FOR IMMEDIATE RELEASE
---------------------

    INVESTOR CONTACT:         MACROVISION (U.S.):        MACROVISION EUROPE:
    Ian Halifax               Miao Chuang                Simon Mehlman
    Macrovision Corporation   Macrovision Corporation    Macrovision EMEA
    +1 (408) 743 8600         +1 (408) 562 8451          +44 (0)1928 706 325
    Ir-info@macrovision.com   mchuang@macrovision.com    SimonM@macrovision.com
    -----------------------   -----------------------    ----------------------

              UNITED STATES PATENT AND TRADEMARK OFFICE DECLARES A

                 SECOND PATENT INTERFERENCE PROCEEDING BETWEEN

                           MACROVISION AND INTERTRUST

SANTA CLARA, Calif.- January 5, 2004 - Macrovision Corporation (Nasdaq: MVSN), announced today that it has received a notice from the United States Patent and Trademark Office ("USPTO") declaring an additional interference between Macrovision's two continuation applications related to U.S. Patent No. 5,845,281 (hereinafter the `281 patent) and four issued U.S. Patents from InterTrust Technologies Corporation ("InterTrust"), numbers 5,920,861, 5,982,891, 6,138,119, and 6,253,193 (hereinafter the `861, `891, `119, and `193 patents, respectively). This is a second patent interference proceeding declared by the USPTO between Macrovision and InterTrust involving the two continuation applications related to the `281 patent. The USPTO had previously declared another interference between Macrovision's `281 patent together with two of its continuation applications and an InterTrust patent application.

"Macrovision is encouraged by this additional interference declaration by the USPTO. We are committed to this proceeding and it represents our continuing efforts to expand the scope of the previously declared interference. The outcome will determine U.S. ownership of intellectual property that we believe to be important to the field of digital rights management," said Bill Krepick, Macrovision president and chief executive officer.

Macrovision's continuation applications related to the `281 patent have a priority filing date of February 1, 1995. InterTrust's `891 and `193 patents are continuations of application No. 08/388,107 (now abandoned) and as a consequence potentially have a priority filing date of February 13, 1995, 12 days later than Macrovision's priority filing date. InterTrust's `861 and `119 patents are both related to application 08/388,107 via incorporation by reference

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MACROVISION SURPASSES 100 MILLION CDS PROTECTED/ PAGE 2


and have a priority filing date of February 25, 1997. Because of these priority filing dates, Macrovision has been accorded Senior Party status for the interference proceeding.

European and Japanese counterpart patent applications of Macrovision's `281 patent also enjoy the priority filing date of February 1, 1995. But unlike the U.S. with its "first to invent" law, Europe and Japan have a "first to file" law, meaning that Macrovision's `281 patent and its continuation applications having an earlier priority filing date are automatically given priority of invention.

Macrovision's `281 patent and its continuation applications are in the field of digital rights management, a field that Macrovision expects will play a significant role in its future. They are not associated with Macrovision's existing copy protection business.

InterTrust's `861, `891, and `193, are among eleven patents asserted by InterTrust in its on-going lawsuit against Microsoft Corporation. With the possible exception of U.S. Patent No. 6,157,721, all of these patents appear to be in the field of digital rights management.


ABOUT MACROVISION

Macrovision develops and markets digital rights management ("DRM"), copy protection, and electronic license management technologies for the video, music and software industries. Macrovision holds a total of 161 issued or pending United States patents and 1,046 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields.

Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tel Aviv, Tokyo, Hong Kong, Taipei and Seoul. For more information, please visit WWW.MACROVISION.COM.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at WWW.SEC.GOV). Macrovision assumes no obligation to update any forward-looking statements.


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